UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 19, 2012

Susser Petroleum Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35653 (Commission File Number)	30-0740483 (IRS Employer Identification No.)

555 East Airtex Drive

Houston, Texas 77073

 (Address of principal executive office) (Zip Code)

(832) 234-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into Material Definitive Agreement.

Underwriting Agreement

On September 19, 2012, Susser Petroleum Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Susser Petroleum Partners GP LLC, the general partner of the Partnership (the “General Partner”), Susser Holdings Corporation, the sole member of the General Partner (“SHC”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Wells Fargo Securities, LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 9,500,000 common units representing limited partner interests (“Common Units”) at a price to the public of $20.50 per Common Unit ($19.2188 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 1,425,000 Common Units (the “Option Units”) on the same terms.  On September 21, 2012, the Underwriters exercised the Option in full.  The material terms of the Offering are described in the prospectus, dated September 19, 2012 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on September 21, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-182276), initially filed by the Partnership on June 22, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership, the General Partner and SHC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed September 25, 2012, and the Partnership received proceeds (net of underwriting discounts, structuring fees and other offering expenses) from the Offering of approximately $206.0 million. As described in the Prospectus, the Partnership will use the net proceeds from the Offering to distribute $25.4 million to SHC as reimbursement of certain capital expenditures incurred with respect to the assets contributed to the Partnership in connection with the Offering and purchase approximately $180.7 million of U.S. Treasury or other investment grade securities, which will be assigned as collateral to secure a new $180.7 million term loan that will be fully guaranteed by SHC. The proceeds of such term loan will be used to make a $180.7 million distribution to SHC to finance in part the Partnership’s acquisition of the assets transferred by SHC in connection with the Offering. In addition, the Partnership expects to draw $2.4 million in borrowings under the revolving credit facility in order to pay its transaction expenses associated with entering into the Term Loan Agreement (as defined below) and the Revolving Credit Agreement (as defined below).

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On September 25, 2012, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, the General Partner and SHC.

Pursuant to the Omnibus Agreement, among other things, the Partnership received a three-year option to purchase from SHC up to 75 of SHC’s new or recently constructed Stripes® convenience stores at SHC’s cost and lease the stores back to SHC at a specified rate for a 15-year initial term, and the Partnership will be the exclusive distributor of motor fuel to such stores for a period of ten years from the date of purchase. The Partnership also received a ten-year right to participate in acquisition opportunities with SHC, to the extent the Partnership and SHC are able to reach an agreement on terms, and the exclusive right to distribute motor fuel to certain of SHC’s newly constructed convenience stores and independently operated consignment locations.  In addition, the Partnership agreed to reimburse the General Partner and its affiliates for the costs incurred in managing and operating the Partnership.

The Omnibus Agreement also provides for certain indemnification obligations between SHC and the Partnership. The indemnification obligations pursuant to the Omnibus Agreement include the following:

•                  for a period of three years after the closing of the Offering, SHC must indemnify the Partnership for any costs or expenses, up to $15 million and subject to a $250,000 deductible, that the Partnership incurs for environmental liabilities and third-party claims that are based on environmental conditions in existence at the Partnership’s properties prior to the closing of the Offering. Other than with respect to liabilities resulting from SHC’s bad faith or willful misconduct, the Partnership must indemnify SHC for any costs or expenses it incurs in connection with environmental liabilities and third-party claims that are based on environmental conditions that arise at the Partnership’s properties following the closing of the Offering;

•                  until 60 days after the applicable statute of limitations, SHC must indemnify the Partnership for any costs or expenses that the Partnership incurs for federal, state and local income tax liabilities attributable to the ownership and operation of the businesses and subsidiaries being contributed to the Partnership for the period prior to the closing of the Offering, including (i) income tax liabilities that may result from the formation transactions and (ii) any income tax liabilities arising under Treasury Regulation Section 1.1502-6 and similar provisions of applicable state, local or foreign law or by contract, as successor or transferee or otherwise;

•                  for a period of three years after the closing of the Offering, SHC must indemnify the Partnership for any costs or expenses incurred for losses resulting from the failure of the Partnership’s predecessor to have permits or governmental approvals necessary for the Partnership to operate its business in substantially the same manner as the predecessor operated such business prior to the closing of the Offering; and

•                  for a period of three years after the closing of the Offering, SHC must indemnify the Partnership for any costs or expenses that it incurs for losses resulting from defects in title to the assets contributed or sold to the Partnership relating to the transactions that occurred in connection with the Offering and any failure to obtain, prior to the time they were contributed to the Partnership, certain consents and permits necessary to conduct the Partnership’s business.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Revolving Credit Agreement

On September 25, 2012, in connection with the Offering, the Partnership entered into a Revolving Credit Agreement among the Partnership, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Revolving Credit Agreement”).

The Revolving Credit Agreement is a $250 million revolving credit facility, expiring September 25, 2017.  The facility can be increased from time to time upon the Partnership’s written request, subject to certain conditions, up to an additional $100 million.   Borrowings under the revolving credit facility will bear interest at a base rate (a rate based off of the higher of (a) the Federal Funds Rate plus 0.5%, (b) Bank of America’s prime rate or (c) LIBOR plus 1.00%) or LIBOR, in each case plus an applicable margin ranging from 2.00% to 3.25%, in the case of a LIBOR loan, or from 1.00% to 2.25%, in the case of a base rate loan (determined with reference to the Partnership’s Consolidated Total Leverage Ratio (as defined therein)). Interest is payable quarterly, or in more frequent intervals if LIBOR applies. In addition, the unused portion of the Partnership’s revolving credit facility will be subject to a commitment fee ranging from 0.375% to 0.50%, based on the Partnership’s Consolidated Total Leverage Ratio.

The Revolving Credit Agreement requires the Partnership to maintain a minimum Consolidated Interest Coverage Ratio (as defined therein) of not less than 2.50 to 1.00, and a Consolidated Total Leverage Ratio of not more than 4.50 to 1.00.  The Consolidated Interest Coverage Ratio and Consolidated Total Leverage Ratio are

subject to adjustment in the event the Partnership engages in (a) certain issuances of unsecured notes or (b) acquisitions in excess of $50,000,000 (in either case, as permitted under the Revolving Credit Agreement).

Indebtedness under the Revolving Credit Agreement is secured by a security interest in, among other things, all of the Partnership’s present and future personal property and all of the personal property of its guarantors, the capital stock of its subsidiaries, and any intercompany debt. Additionally, if the Partnership’s Consolidated Total Leverage Ratio exceeds 3.00 to 1.00 at the end of any fiscal quarter, the Partnership will be required, upon request of the lenders, to grant mortgage liens on all real property owned by the Partnership and its subsidiary guarantors.

The foregoing description is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Term Loan and Security Agreement

On September 25, 2012, in connection with the Offering, the Partnership entered into a Term Loan and Security Agreement between the Partnership, as Borrower, and Bank of America, N.A., as Lender (the “Term Loan Agreement”).

The Term Loan Agreement is a $180.7 million term loan facility, expiring September 25, 2015.   On September 25, 2012, in connection with the Offering, the Partnership borrowed $180.7 million under the term loan facility.  Borrowings under the term loan facility will bear interest at (i) a base rate (a rate based off of the higher of (a) the Federal Funds Rate plus 0.5%, (b) Bank of America’s prime rate or (c) LIBOR plus 1.00%) or (ii) LIBOR, plus, in either case 0.25%.

The term loan facility will be secured at all times by U.S. Treasury or other investment grade securities in an amount equal to or greater than 98% of the outstanding principal amount of the term loan(s) (the “Collateral Account”).  The term loan facility requires the Partnership to, among other things (i) deliver certain financial statements, certificates and notices to Bank of America at the times specified in the Term Loan Agreement and (ii) maintain the Collateral Account and the liens thereon (subject to the Partnership’s ability to withdraw certain amounts of the collateral, as permitted under the Term Loan Agreement).

The foregoing description is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Transportation Agreement

On September 25, 2012, in connection with the closing of the Offering, Susser Petroleum Company LLC, a wholly owned subsidiary of SHC (“SPC”) and Susser Petroleum Operating Company LLC (“Susser Operating”), an entity which became a wholly owned subsidiary of the Partnership in connection with the Contribution Agreement (as such term is defined below), entered into a transportation logistics agreement (the “Transportation Agreement”).  Pursuant to the Transportation Agreement, SHC will arrange for motor fuel to be delivered from the Partnership’s suppliers to the Partnership’s customers at rates consistent with those charged to third parties for the delivery of motor fuel.

The foregoing description is qualified in its entirety by reference to the full text of the Transportation Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Distribution Agreement

On September 25, 2012, in connection with the closing of the Offering, SHC, Stripes LLC, a wholly owned subsidiary of SHC (“Stripes”), SPC and Susser Operating entered into a Distribution Agreement (the “Distribution Agreement”). Pursuant to the Distribution Agreement, the Partnership will be the exclusive distributor of motor fuel to SHC’s existing Stripes® convenience stores and independently operated consignment locations, and to all future sites purchased by the Partnership pursuant to the sale and leaseback option under the Omnibus Agreement, at cost, including tax and transportation costs, plus a fixed profit margin of three cents per gallon, for a period of ten years.  In addition, all future motor fuel volumes purchased by SHC for its own account will be added to the Distribution Agreement pursuant to the terms of the Omnibus Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Distribution Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

Each of the General Partner, SPC, Stripes, Susser Holdings, L.L.C. (“Susser Holdings”) and Stripes No. 1009 LLC (“Stripes No. 1009”) is a direct or indirect wholly owned subsidiary of SHC.  As a result, certain individuals, including officers and directors of SHC and the General Partner, serve as officers and/or directors of more than one of such other entities.

Certain of the Underwriters and their affiliates in the Offering are lenders under the Partnership’s Revolving Credit Agreement and Term Loan Agreement and under SHC’s credit facilities. In addition, some of the lenders under the Partnership’s Revolving Credit Agreement and Term Loan Agreement and their affiliates are have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with SHC and its subsidiaries or the Partnership or its subsidiaries.

As more fully described in the section “Certain Relationships and Related Transactions” of the Prospectus, which is incorporated herein by reference, SHC owns and controls the General Partner and owns through its wholly owned subsidiaries an aggregate of 14,436 Common Units and all of the subordinated units representing limited partner interests in the Partnership (“Subordinated Units”). In addition, the General Partner owns a 0.0% non-economic general partner interest in the Partnership.

Item 2.01       Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On September 25, 2012, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement by and among the Partnership, the General Partner, SHC, Stripes, Susser Holdings and SPC (the “Contribution Agreement”):

•                  SPC agreed to convey and contribute to Susser Operating all of SPC’s right, title and interest in and to all of the membership interests in T&C Wholesale, LLC (“T&C Wholesale”);

•                  Susser Holdings and its restricted subsidiaries agreed to sell, convey, assign, transfer, contribute and deliver to Susser Operating: (i) all of SPC’s right, title, duties, obligations and interests as tenant under the certain leases and subleases, and other agreements ancillary thereto, together with all modifications, addenda and amendments thereto; (ii) all of SPC’s right, title, duties, obligations and interests as landlord under the certain leases and subleases, and other agreements ancillary thereto, together with all modifications, addenda and amendments thereto; (iii) all of SPC’s right, title, duties, obligations and interests under certain vendor agreements, related to, among other things, certain merchandise purchasing and promotional programs arranged with dealers and vendors, and other agreements ancillary thereto; (iv) all of SPC’s right, title, duties, obligations and interests under certain marketer, distributor and supply agreements, pursuant to which, among other things, SPC purchases motor fuel from oil companies and refiners, and other agreements ancillary thereto; (v) all of SPC’s right, title, duties, obligations and interests under certain fuel supply and management fee agreements, pursuant to which, among other things, SPC distributes motor fuel to convenience stores and other retail fuel outlets, and other agreements ancillary thereto; (vi) all of SHC’s or its subsidiaries’ right, title and interests in certain real property owned in fee and located in Texas, together with all benefits, privileges, easements, tenements, hereditaments thereon or appertaining thereto, and any and all right, title and interest in and to adjacent roads and rights-of-way; and (vii) all of SHC’s or its subsidiaries’ right, title and interests in and to certain personal property; and

•                  SPC agreed to convey and contribute to the Partnership all of SPC’s right, title and interest in and to all of the membership interests in Susser Operating in exchange for the conveyance and distribution by the Partnership to SHC or its subsidiaries of: (i) 14,436 Common Units representing a 0.07% limited partner interest in the Partnership, all of which the Partnership agreed to convey to Stripes; (ii) 10,939,436 Subordinated Units representing a 50.0% limited partner interest in the Partnership, of which the Partnership agreed to convey 5,469,718 Subordinated Units to Stripes No. 1009 and 5,469,718 Subordinated Units to Stripes; (iii) all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); (iv) cash and (v) the right for SHC to receive either (a) the Option Units, (b) a cash distribution of the proceeds if the Underwriters exercise the Option, or (c) a combination of both (a) and (b).

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Relationships

The description of the relationships among the Partnership, the General Partner, SHC, Stripes, Susser Holdings and SPC provided above under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Revolving Credit Agreement and the Term Loan Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02                     Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of Common Units to Stripes, Subordinated Units to Stripes and Stripes No. 1009 and Incentive Distribution Rights to SHC on September 25, 2012 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference.  The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof.  The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of such Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period, which will end on the first business day after the Partnership has earned and paid at least (1) $1.75 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit for each of three consecutive, non-overlapping four-quarter periods ending on or after September 30, 2015 or (2) $2.625 (150.0% of the annualized minimum quarterly distribution) on each outstanding Common Unit and Subordinated Unit and the related distributions on the Incentive Distribution Rights for the four-quarter period immediately preceding that date, in each case provided there are no arrearages on the Common Units at that time.

The description of the subordination period contained in the section of the Prospectus entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordinated Units” is incorporated herein by reference.

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 19, 2012, in connection with the effectiveness of the Partnership’s Registration Statement, Rob L. Jones was appointed to the board of directors of the General Partner (the “Board”). Mr. Jones was also appointed to serve on the Board’s audit committee and conflicts committee.

LTIP Grants

On September 25, 2012, in connection with the closing of the Offering, the Partnership granted phantom units under the Susser Petroleum Partners LP 2012 Long Term Incentive Plan (the “Plan”) to the following directors and named executive officers in the amounts opposite his or her name:

Grantee	Number of Phantom Units	Vesting Provisions
Bryan F. Smith, Jr.	5,000	Ratably, for 3 years after the grant date
Rob L. Jones	5,000	Ratably, for 3 years after the grant date
E.V. Bonner, Jr.	5,000	Ratably, for 5 years after the grant date
Mary E. Sullivan	5,000	Ratably, for 5 years after the grant date
Rocky B. Dewbre	5,000	Ratably, for 5 years after the grant date

Item 5.03                     Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP

On September 25, 2012, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership (as amended, the “Partnership Agreement”).  A description of the Partnership Agreement is contained in the section of the Prospectus entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Limited Liability Company Agreement of Susser Petroleum Partners GP LLC

On September 25, 2012, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended, the “LLC Agreement”). The amendments to the LLC Agreement included, among other things, outlining the rights of members, distributions by the General Partner, and management by the Board.

The foregoing description is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC, Susser Holdings Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Wells Fargo Securities, LLC, UBS Securities LLC and the other underwriters named therein, dated September 19, 2012.

3.1	First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated September 25, 2012.

3.2	Amended and Restated Limited Liability Company Agreement of Susser Petroleum Partners GP LLC, dated September 25, 2012.

10.1	Omnibus Agreement by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC and Susser Holdings Corporation, dated September 25, 2012.

10.2

Revolving Credit Agreement among Susser Petroleum Partners LP, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, dated September 25, 2012.

10.3	Term Loan and Security Agreement between Susser Petroleum Partners LP, as Borrower, and Bank of America, N.A., as Lender, dated September 25, 2012.

10.4	Transportation Agreement between Susser Petroleum Operating Company LLC and Susser Petroleum Company LLC, dated September 25, 2012.

10.5	Fuel Distribution Agreement by and among Susser Petroleum Operating Company LLC, Susser Holdings Corporation, Stripes LLC and Susser Petroleum Company LLC, dated September 25, 2012.

10.6

Contribution Agreement by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC, Susser Holdings Corporation, Susser Holdings, L.L.C., Stripes LLC and Susser Petroleum Company LLC, dated September 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Susser Petroleum Partners LP

	By:	Susser Petroleum Partners GP LLC,
its general partner

Dated: September 25, 2012
	By:	/s/ Mary E. Sullivan
		Name:	Mary E. Sullivan
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

1.1

Underwriting Agreement by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC, Susser Holdings Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Wells Fargo Securities, LLC, UBS Securities LLC and the other underwriters named therein, dated September 19, 2012.

3.1	First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated September 25, 2012.

3.2	Amended and Restated Limited Liability Company Agreement of Susser Petroleum Partners GP LLC, dated September 25, 2012.

10.1	Omnibus Agreement by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC and Susser Holdings Corporation, dated September 25, 2012.

10.2

Revolving Credit Agreement among Susser Petroleum Partners LP, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, dated September 25, 2012.

10.3	Term Loan and Security Agreement between Susser Petroleum Partners LP, as Borrower, and Bank of America, N.A., as Lender, dated September 25, 2012.

10.4	Transportation Agreement between Susser Petroleum Operating Company LLC and Susser Petroleum Company LLC, dated September 25, 2012.

10.5	Fuel Distribution Agreement by and among Susser Petroleum Operating Company LLC, Susser Holdings Corporation, Stripes LLC and Susser Petroleum Company LLC, dated September 25, 2012.

10.6

Contribution Agreement by and among Susser Petroleum Partners LP, Susser Petroleum Partners GP LLC, Susser Holdings Corporation, Susser Holdings, L.L.C., Stripes LLC and Susser Petroleum Company LLC, dated September 25, 2012.